[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]
June 23, 2013
Invesco Senior Loan Fund
11 Greenway Plaza
Suite 1000
Houston, TX 77046

RE:	Invesco Senior Loan Fund Registration Statement on Form N-2
Ladies and Gentlemen:
          We have acted as special counsel to Invesco Senior Loan Fund, a statutory trust (the “Trust”) created under the Delaware Statutory Trust Act (the “DSTA”), in connection with Post-Effective Amendment No. 12 to the Trust’s Registration Statement on Form N-2 (the “Registration Statement”) to be filed under the Securities Act of 1933 (the “Securities Act”) and the Investment Company Act of 1940 (the “1940 Act”) with the Securities and Exchange Commission (the “Commission”) on the date hereof. The Registration Statement relates to the registration of an indefinite number of each of Class A Shares and Class C Shares of the Trust’s common shares of beneficial interest (the “Shares”).
          This opinion is being furnished in accordance with the requirements of sub paragraph (l) of item 25.2 of part C of Form N-2 under the Securities Act and the 1940 Act.
          In rendering the opinions stated herein, we have examined and relied upon the following:
          (i) a copy of the Trust’s Certificate of Trust, dated April 2, 2012, as certified by the Secretary of State of the State of Delaware;
          (ii) a copy of the Trust’s Amended and Restated Agreement and Declaration of Trust, by the trustees of the Trust, dated May 5, 2012, as amended through the date hereof (the “Declaration”), as certified by the Secretary of the Trust;
          (iii) a copy of the Trust’s By-Laws, as amended and currently in effect (the “By-Laws”), as certified by the Secretary of the Trust;

Invesco Senior Loan Fund
June 23, 2013

          (iv) a copy of the Amended and Restated Multi-Class Plan, establishing each class of common shares of beneficial interest of the Trust, as certified by the Secretary of the Trust; and
          (v) certain resolutions adopted by the Board of Trustees of the Trust relating to the authorization, issuance and sale of the Shares, the filing of the Registration Statement and any amendments or supplements thereto and related matters, as certified by the Secretary of the Trust.
          We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Trust and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Trust and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.
          In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In rendering the opinion set forth below, we have assumed that the “certificateless” shares will be registered on the share records of the Trust by the transfer agent and registrar for the Shares and that the consideration recited in the resolutions of the Board of Trustees of the Trust the issuance of the Shares has been received in full by the Trust. As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Trust and others and of public officials.
          We do not express any opinion as to any laws other than the DSTA. This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.
          Based upon and subject to the foregoing, we are of the opinion that the issuance and sale of the Shares by the Trust have been duly authorized by the Trust and, assuming the shareholders’ accounts have been duly credited and the Shares represented thereby have been fully paid for, the Shares will be validly issued, fully paid and nonassessable (except as provided in Section 8.5 of the Declaration).
          We advise you that Wayne W. Whalen, Of Counsel of Skadden, Arps, Slate, Meagher & Flom LLP, is a Trustee of the Trust.

Invesco Senior Loan Fund
June 23, 2013

          We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the captions “Legal Opinions” and “Other Information—Legal Counsel” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.
Very truly yours,
/s/ Skadden, Arps, Slate, Meagher & Flom LLP